QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
THE MEDICINES COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid: $
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

PRELIMINARY COPY

April    , 2005

To Our Stockholders:

        We are pleased to invite you to our 2005 annual meeting of stockholders. The meeting will take place on Wednesday, May 25, 2005 at 10:00 a.m., local time, at our principal executive offices, located at 8 Campus Drive, Parsippany, New Jersey 07054. Annual meetings play an important role in maintaining communications and understanding among our management, board of directors and stockholders, and we hope you will join us.

        Enclosed with this letter you will find the notice of our 2005 annual meeting of stockholders, which lists the matters to be considered at the meeting, and the proxy statement, which describes the matters listed in the notice and provides other information you may find useful in deciding how to vote. We have also enclosed our annual report to stockholders for the year ended December 31, 2004, which contains our annual report on Form 10-K filed with the Securities and Exchange Commission, including our audited consolidated financial statements and other information of interest to our stockholders.

        The ability to have your vote counted at the meeting is an important stockholder right. Regardless of the number of shares you hold, and whether or not you plan to attend the meeting, we hope that you will cast your vote. If you are a stockholder of record, you may vote by mailing the enclosed proxy card in the envelope provided. You will find voting instructions in the proxy statement and on the enclosed proxy card. If your shares are held in "street name"—that is, held for your account by a bank, broker or other holder of record—you will receive instructions from the holder of record that you must follow for your shares to be voted.

        Thank you for your ongoing support and continued interest in The Medicines Company.

Sincerely,

CLIVE A. MEANWELL
 Chairman and Chief Executive Officer

THE MEDICINES COMPANY
8 Campus Drive
Parsippany, New Jersey 07054

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS

Time and Date	10:00 a.m., local time, on Wednesday, May 25, 2005
Place	8 Campus Drive, Parsippany, New Jersey 07054
Items of Business	At the meeting, we will ask you and our other stockholders to:
(1) elect three class 2 directors for terms to expire at the 2008 annual meeting of stockholders;
(2) ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2005;
(3)
approve an amendment to our third amended and restated certificate of incorporation in order to increase the number of shares of common stock authorized for issuance from 75,000,000 to 125,000,000; and
(4) transact any other business as may properly come before the meeting or any postponement or adjournment of the meeting.
The board of directors has no knowledge of any other business to be transacted at the annual meeting.
Record Date	You may vote if you were a stockholder of record at the close of business on April 8, 2005.
Proxy Voting
It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the meeting, please mark, sign, date and promptly mail your proxy card in the enclosed postage-paid envelope. You may revoke your proxy at any time before its exercise at the meeting.

                      By order of the Board of Directors,

                      Paul M. Antinori
                      Secretary

April            , 2005
Parsippany, New Jersey

TABLE OF CONTENTS

INFORMATION ABOUT THE ANNUAL MEETING	1
Who may vote?	1
How may I vote?	1
May I vote if my shares are held in "street name?"	2
How may I change my vote?	2
What constitutes a quorum?	2
What vote is required to approve each matter?	3
How will votes be counted?	3
How does the board of directors recommend that I vote?	3
Will any other business be conducted at the annual meeting?	3
Who pays for the solicitation of proxies?	3
How and when may I submit a proposal for the 2006 annual meeting?	4
DISCUSSION OF PROPOSALS	4
Proposal One: Election of Class 2 Directors	4
Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm	7
Proposal Three: Approval of the Amendment to our Certificate of Incorporation	8
INFORMATION ABOUT CORPORATE GOVERNANCE	9
Corporate Governance	10
Board of Directors	10
Board Independence	10
Board Committees	10
Director Candidates and Nomination Process	12
Code of Business Conduct and Ethics	13
Stockholder Communications with the Board of Directors	14
Director Attendance at Annual Meeting	14
Compensation of Directors	14
Report of the Audit Committee of the Board of Directors	15
INFORMATION ABOUT OUR EXECUTIVE OFFICERS	17
Compensation of Our Executive Officers	17
Employment Agreements	19
Report of the Compensation Committee on Executive Compensation	20
Compensation Committee Interlocks and Insider Participation; Certain Relationships and Related-Party Transactions	23
OTHER INFORMATION	24
Principal Stockholders	24
Comparative Stock Performance	27
Section 16(a) Beneficial Ownership Reporting Compliance	27
Householding of Annual Meeting Materials	28

i

THE MEDICINES COMPANY
8 Campus Drive
Parsippany, New Jersey 07054

PROXY STATEMENT

For our Annual Meeting of Stockholders to be held on May 25, 2005

        The Medicines Company, a Delaware corporation (often referred to as "we" or "us" in this document), is sending you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at our 2005 annual meeting of stockholders. The annual meeting will be held on Wednesday, May 25, 2005, at 10:00 a.m., local time, at our principal executive offices at 8 Campus Drive, Parsippany, New Jersey 07054. If the annual meeting is adjourned for any reason, then the proxies may be used at any adjournments of the annual meeting.

        This proxy statement summarizes information about the proposals to be considered at the meeting and other information you may find useful in determining how to vote. The proxy card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

        We are mailing this proxy statement and the enclosed proxy card to stockholders on or about April    , 2005. In this mailing, we are also including copies of our annual report to stockholders for the year ended December 31, 2004.

        Our annual report on Form 10-K for the year ended December 31, 2004, as filed with the Securities and Exchange Commission and including our audited financial statements, is included in our annual report to stockholders in this mailing and is also available free of charge on our website at www.themedicinescompany.com or through the SEC's electronic data system at www.sec.gov. To request a printed copy of our Form 10-K, which we will provide to you free of charge, either: write to Investors Relations, The Medicines Company, 8 Campus Drive, Parsippany, New Jersey 07054, or email Investor Relations at investor.relations@themedco.com.

INFORMATION ABOUT THE ANNUAL MEETING

Who may vote?

        Holders of record of our common stock at the close of business on April 8, 2005, the record date for the meeting, are entitled to one vote per share on each matter properly brought before the meeting. As of the close of business on April 8, 2005, we had                        shares of our common stock outstanding. The proxy card states the number of shares you are entitled to vote.

        A list of stockholders entitled to vote will be available at the meeting. In addition, you may contact our Secretary, Paul M. Antinori, at our address set forth above, to make arrangements to review a copy of the stockholder list at our offices, for any purpose germane to the meeting, between the hours of 8:30 A.M. and 5:00 P.M., local time, on any business day from May 13, 2005 up to the time of the meeting.

How may I vote?

        You may vote your shares at the meeting in person or by proxy:

  •
  to vote in person, you must attend the meeting, and then complete and submit the ballot provided at the meeting.

  •
  to vote by proxy, you must mark, sign and date the enclosed proxy card and then mail the proxy card in the enclosed postage-paid envelope. Your proxy will be valid only if you complete and return the proxy card before the meeting. By completing and returning the proxy card, you will direct the designated persons to vote your shares at the meeting in the manner you specify in the proxy card. If you complete the proxy card but do not provide voting instructions, then the designated persons will vote your shares FOR the election of the nominated directors, FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2005 and FOR approval of the amendment to our certificate of incorporation.

May I vote if my shares are held in "street name?"

        If the shares you own are held in "street name" by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms may also solicit voting instructions over the Internet or by telephone.

        Under the rules of The NASDAQ Stock Market, if you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain "discretionary" items, but will not be allowed to vote your shares with respect to certain "non-discretionary" items. Each of the proposals to be considered at the meeting is a discretionary item under NASDAQ rules. Accordingly, your bank or brokerage firm may exercise its discretionary authority with respect to any of the proposals to be considered at the meeting if you do not provide voting instructions.

        Regardless of whether your shares are held in street name, you are welcome to attend the meeting. You may not vote your shares in person at the meeting, however, unless you obtain a proxy, executed in your favor, from the holder of record (i.e., your brokerage firm or bank).

How may I change my vote?

        If you are a stockholder of record, even if you complete and return a proxy card, you may revoke it at any time before it is exercised by taking one of the following actions:

  •
  send written notice to Paul M. Antinori, our Secretary, at our address above;

  •
  send us another signed proxy with a later date; or

  •
  attend the meeting, notify our Secretary that you are present, and then vote by ballot.

        If you own shares in street name, your bank or brokerage firm should provide you with instructions for changing your vote.

What constitutes a quorum?

        In order for business to be conducted at the meeting, a quorum must be present. A quorum consists of the holders of a majority of the shares of common stock issued, outstanding and entitled to vote at the meeting, which equals at least            shares.

        Shares of common stock present in person or represented by proxy (including "broker non-votes" and shares that abstain or provide no voting instructions with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists. "Broker non-votes" are shares with respect to which a bank or brokerage firm does not receive voting instructions from the beneficial holder and does not exercise its discretionary authority in voting on a proposal.

        If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

What vote is required to approve each matter?

  Proposal One—Election of Directors

        Directors will be elected by a plurality of the votes cast by our stockholders entitled to vote on the election. In other words, the three nominees for director receiving the highest number of votes FOR election will be elected as directors, regardless of whether any of those numbers represents a majority of the votes cast.

        You may vote FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees.

  Proposal Two—Ratification of Appointment of Independent Registered Public Accounting Firm

        The affirmative vote of the holders of a majority of the shares of common stock present or represented and voting on the matter is needed to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2005.

  Proposal Three—Approval of the Amendment to our Certificate of Incorporation

        The affirmative vote of the holders of a majority of the shares of common stock issued and outstanding is needed to approve the amendment to our certificate of incorporation.

How will votes be counted?

        Each share of common stock will be counted as one vote. Shares will not be voted in favor of a matter, and will not be counted as voting on a matter (1) if the holder of the shares either withholds authority in the proxy to vote for a particular director nominee or nominees, or abstains from voting on a particular matter, or (2) if the shares are broker non-votes. As a result, withheld shares, abstentions and broker non-votes will have no effect on the outcome of voting on proposal one or proposal two. Abstentions and broker non-votes, however, will have the same effect as a vote against proposal three, which requires the affirmative vote of a majority of all outstanding shares of our common stock.

How does the board of directors recommend that I vote?

        Our board of directors recommends that you vote:

  •
  FOR proposal one—elect our three nominees to the board of directors

  •
  FOR proposal two—ratify the appointment of Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2005

  •
  FOR proposal three—approve the amendment to our certificate of incorporation

Will any other business be conducted at the annual meeting?

        Our board of directors does not know of any other business to be conducted or matters to be voted upon at the meeting. Under our by-laws, the deadline for stockholders to notify us of any proposals or nominations for director to be presented for action at the annual meeting has passed. If any other matter properly comes before the meeting, the persons named in the proxy card that accompanies this proxy statement will exercise their judgment in deciding how to vote, or otherwise act, at the meeting with respect to that matter.

Who pays for the solicitation of proxies?

        We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile, email, personal interviews, and other means. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to the persons for whom they hold shares and request instructions for voting the proxies. We will reimburse the brokerage houses and other persons for their reasonable out-of-pocket expenses in connection with this distribution.

How and when may I submit a proposal for the 2006 annual meeting?

        If you are interested in submitting a proposal for inclusion in the proxy statement and proxy card for our 2006 annual meeting, you need to follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934. We must receive your proposal intended for inclusion in the proxy statement at our principal executive offices, 8 Campus Drive, Parsippany, New Jersey 07054 Attention: Paul M. Antinori, Secretary, no later than December    , 2005.

        If you wish to present a proposal at the 2006 annual meeting, but do not wish to have the proposal considered for inclusion in the proxy statement and proxy card, you must also give written notice to us at the address noted above. Our by-laws specify the information that must be included in any such notice, including a brief description of the business to be brought before the annual meeting and the name of the stockholder proposing such business. We must receive this notice at least 60 days, but not more than 90 days, prior to May 25, 2006. However, if the date of the 2006 annual meeting is prior to May 5, 2006 or after July 24, 2006, we must receive your notice no more than the 90 days prior to the 2006 annual meeting and no less than the later of 60 days prior to the 2006 annual meeting or 10 days following the date on which notice of the date of the meeting was mailed or public disclosure was made, whichever occurs first. If you fail to provide timely notice of a proposal to be presented at the 2006 annual meeting, the chairman of the meeting may exclude the proposal from being brought before the meeting.

DISCUSSION OF PROPOSALS

Proposal One: Election of Class 2 Directors

        Our board of directors is divided into three classes and currently consists of three class 1 directors (William W. Crouse, T. Scott Johnson and John P. Kelley), three class 2 directors (Robert J. Hugin, Clive A. Meanwell and Elizabeth H.S. Wyatt) and three class 3 directors (Leonard Bell, Armin M. Kessler and Robert G. Savage). The term of each class of directors is three years, and the terms of the three classes are staggered so that only one class is elected each year. At each annual meeting of stockholders, directors are elected to serve for a three-year term to succeed the directors of the same class whose terms are then expiring. The class 1, class 2 and class 3 directors were elected to serve until the annual meeting of stockholders to be held in 2007, 2005 and 2006, respectively, and until their respective successors are elected and qualified.

        Our board of directors, on the recommendation of our nominating and corporate governance committee, has nominated Robert J. Hugin, Clive A. Meanwell and Elizabeth H.S. Wyatt for election as class 2 directors. The persons named in the enclosed proxy card will vote to elect each of these nominees as a class 2 director, unless the proxy is marked otherwise. Each class 2 director will be elected to hold office until the 2008 annual meeting of stockholders and until their successor is elected and qualified. Each of the nominees is presently a director, and each has indicated a willingness to continue serve as director, if elected. If a nominee becomes unable or unwilling to serve, however, the proxies may be voted for substitute nominees selected by our board of directors.

        No director or executive officer is related by blood, marriage or adoption to any other director or executive officer.

        Our board of directors recommends a vote FOR each of the nominees.

  Director Nominees

        Set forth below are the names of each nominee for class 2 director, the year in which each first became a director, their ages as of April 1, 2005, their positions and offices with us, their principal occupations and business experience during the past five years and the names of other public companies for which they serve as a director.

ROBERT J. HUGIN
    Age: 50

        Robert J. Hugin has been a director since April 2003. Since June 1999, Mr. Hugin has been the Senior Vice President and Chief Financial Officer of Celgene Corporation, a biopharmaceutical company focused on cancer and immunological diseases. From 1985 to 1999, Mr. Hugin held positions with J.P. Morgan & Co. Inc., an investment banking firm, serving most recently as a Managing Director. Mr. Hugin also currently serves as a director of Celgene Corporation. Mr. Hugin received an A.B. from Princeton University and an M.B.A. from the University of Virginia.

CLIVE A. MEANWELL
    Age: 47

        Dr. Meanwell has been a director and served as our principal executive officer, or as one of our principal executive officers, continuously since 1996. He has served as our Chief Executive Officer since August 2004, and he served as our President from August 2004 to December 2004, as our Executive Chairman from September 2001 to August 2004 and as our Chief Executive Officer and President from 1996 to September 2001. From 1995 to 1996, Dr. Meanwell was a Partner and Managing Director at MPM Capital, L.P., a venture capital firm. From 1986 to 1995, Dr. Meanwell held various positions at Hoffmann-La Roche, Inc., a pharmaceutical company, including Senior Vice President from 1992 to 1995, Vice President from 1991 to 1992 and Director of Product Development from 1986 to 1991. Dr. Meanwell currently serves as a director of Endo Pharmaceuticals Inc. Dr. Meanwell received an M.D. and a Ph.D. from the University of Birmingham, United Kingdom.

ELIZABETH H.S. WYATT
    Age: 57

        Elizabeth H.S. Wyatt has been a director since March 2005. Prior to her retirement in 2000, Ms. Wyatt held several senior positions at Merck & Co., Inc. over the course of 20 years, including most recently, Vice President, Corporate Licensing. Ms. Wyatt joined Merck in 1980 and was responsible for many of its major licensing agreements. Previously she had been a consultant and academic administrator, responsible for Harvard Business School's first formal marketing of its executive education programs. She currently serves on the Board of Directors of Neose Technologies, Inc., ARIAD Pharmaceuticals, Inc. and MedImmune, Inc., each of which is a biopharmaceutical company, and the Boards of Trustees of Randolph-Macon College and Sweet Briar College. Ms. Wyatt received an A.B. from Sweet Briar College, an M.Ed. from Boston University and an M.B.A. from Harvard Business School.

  Other Current Directors

        Set forth below are the names of each of our other current directors, the year in which each first became a director, their ages as of April 1, 2005, their positions and offices with us, their principal occupations and business experience during the past five years and the names of other public companies of which they serve as a director.

Directors Whose Terms Expire in 2006 (Class 3 Directors)

LEONARD BELL
    Age: 46

        Leonard Bell, M.D. has been a director since May 2000. Since March 2002, Dr. Bell has served as the Chief Executive Officer, Secretary and Treasurer of Alexion Pharmaceuticals, Inc., a pharmaceutical company. From January 1992 to March 2002, Dr. Bell also served as the President of Alexion Pharmaceuticals, Inc. Since 1993, Dr. Bell has served as an Adjunct Assistant Professor of Medicine and Pathology at the Yale University School of Medicine. Dr. Bell is the recipient of various honors and awards from academic and professional organizations and his work has resulted in more than 45 scientific publications, invited presentations and patent applications. Dr. Bell currently also serves as a director of Alexion Pharmaceuticals, Inc. Dr. Bell received an A.B. from Brown University and an M.D. from the Yale University School of Medicine.

ARMIN M. KESSLER
    Age: 67

        Armin M. Kessler has been a director since October 1998. Mr. Kessler joined us after a 35-year career in the pharmaceutical industry, which included senior management positions at Sandoz Pharma Ltd. (now Novartis Pharma AG) in Switzerland, the United States and Japan and, most recently, at Hoffmann-La Roche, Basel, Switzerland, where he was Chief Operating Officer and Head of the Pharmaceutical Division until 1995. Mr. Kessler currently also serves as a director of Spectrum Pharmaceuticals, Inc., Gen-Probe Incorporated and PRA International, Inc. Mr. Kessler received degrees in physics and chemistry from the University of Pretoria, a degree in chemical engineering from the University of Cape Town, a law degree from Seton Hall and an honorary doctorate in business administration from the University of Pretoria.

ROBERT G. SAVAGE
    Age: 51

        Robert G. Savage has been a director since April 2003. Since May 2003, Mr. Savage has served as President of Strategic Imagery LLC, a consulting company he founded. From March 2002 to April 2003, Mr. Savage was Group Vice President and President for the General Therapeutics and Inflammation Business, of Pharmacia Corporation, a research-based pharmaceutical firm acquired by Pfizer Inc. in April 2003. From September 1996 to January 2002, Mr. Savage held several senior positions with Johnson & Johnson, including Worldwide Chairman for the Pharmaceuticals Group during 2001, Company Group Chairman responsible for the North America pharmaceuticals business from 2000 to 2001, President, Ortho-McNeil Pharmaceuticals from 1998 to 2000 and Vice President Sales & Marketing from 1996 to 1998. Mr. Savage also serves as a director for Noven Pharmaceuticals, which develops advanced drug delivery technologies, NovaDel Pharma Inc., a specialty pharmaceutical company developing drug delivery systems, and EpiCept Corporation, a specialty pharmaceutical company focused on the development and commercialization of topically-delivered prescription pain management therapeutics. Mr. Savage received a B.S. in biology from Upsala College and an M.B.A. from Rutgers University.

Directors Whose Terms Expire in 2007 (Class 1 Directors)

WILLIAM W. CROUSE
    Age: 62

        William W. Crouse has been a director since April 2003. Since January 1994, Mr. Crouse has been a Managing Director of HealthCare Ventures, a venture capital firm with a focus on biotechnology firms. From 1987 to 1993, Mr. Crouse served as Worldwide President of Ortho Diagnostic Systems, a subsidiary of Johnson & Johnson that manufactures diagnostic tests for hospitals, and a Vice President of Johnson & Johnson International. Before joining Johnson & Johnson, Mr. Crouse was a Division Director of DuPont Pharmaceuticals Company, a pharmaceutical firm, where he was responsible for international operations and worldwide commercial development activities. Before joining Dupont, he served as President of Revlon Health Care Group's companies in Latin America, Canada, and Asia/Pacific. He also held management positions at E.R. Squibb & Sons, a pharmaceutical company. Mr. Crouse currently also serves as a director of ImClone Systems, Inc. and several private biotechnology companies and as a member of the Boards of Trustees of Lehigh University and the New York Blood Center. Mr. Crouse received a B.S. in finance and economics from Lehigh University and an M.B.A. from Pace University.

T. SCOTT JOHNSON
    Age: 57

        T. Scott Johnson, M.D. has been a director since September 1996. Since July 1999, Dr. Johnson has been a partner at JSB Partners, L.P., an investment bank that he founded in 1999 and which focuses on mergers and acquisitions, private financings and corporate alliances within the healthcare sector. From September 1991 to July 1999, Dr. Johnson served as a founder and managing director of MPM Capital, L.P., a venture capital firm. Dr. Johnson received both a B.S. and an M.D. from the University of Alabama.

JOHN P. KELLEY
    Age: 51

        John P. Kelley has been our President and Chief Operating Officer since December 2004 and a director since February 2005. Prior to joining us, Mr. Kelley held a series of positions at Aventis, an international pharmaceutical company. From September 2003 until September 2004, Mr. Kelley served as Senior Vice President, Global Marketing and Medical at Aventis, where he was accountable for worldwide brand management of Aventis' core strategic brands and managed strategic alliances with partner companies. From September 2002 to September 2003, he served as Senior Vice President, Strategic Risk Officer for Aventis, advising the Management Board and Chief Executive Officer. From January 2000 to September 2002, Mr. Kelley served as Vice President, Head of Strategic Development of Aventis where he was responsible for leading the strategic planning process of the pharmaceutical division of Aventis as well as merger and acquisition activity. Prior to the formation of Aventis, he served as a Vice President, Commercial Director, U.S. at Hoechst Marion Roussel, Inc., a life sciences firm focused on pharmaceuticals and agriculture, from March 1998 through December 1999. Prior to that, Mr. Kelley served as Vice President of Marketing of Hoechst Marion Roussel from 1995 to 1998. Mr. Kelley received a B.A. from Wilkes University and an M.B.A. from Rockhurst University.

Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm

        Our audit committee, consisting of independent members of our board of directors, has appointed the firm of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2005. Ernst & Young LLP has been our independent registered public accounting firm since our inception in 1996. Although stockholder approval of the appointment of Ernst & Young LLP is not required by law, we believe that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the meeting, our audit committee will reconsider this appointment.

        We expect representatives of Ernst & Young LLP to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

        Our board of directors recommends a vote FOR this proposal.

  Independent Registered Public Accounting Firm Fees and Other Matters

  Fees

        The following table sets forth the fees billed to us for the fiscal years ended December 31, 2004 and December 31, 2003 by Ernst & Young LLP:

Fee Category	2004	2003
Audit Fees(1)	$612,158	$359,876
Audit-Related Fees(2)	115,500	18,000
Tax Fees(3)	101,711	60,457
All Other Fees	—	—

Total Fees	$829,369	$438,333

(1)
Audit fees consist of fees for the audit of our financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)
Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or the review of our financial statements and which are not reported under "Audit Fees." These services relate to Sarbanes-Oxley consulting.

(3)
Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to preparation of original and amended tax returns, accounted for all of the total tax fees paid for 2004 and 2003.

        The audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee or the engagement is entered into pursuant to the pre-approval procedure described below.

        From time to time, the audit committee may delegate pre-approval authority to a committee member for specified types of services. Any such pre-approval must be reported to the committee at its next scheduled meeting. We did not approve any services provided to us by Ernst & Young LLP in 2004 or 2003 pursuant to paragraph (c)(7)(i)(c) of Rule 2-01 of Regulation S-X.

Proposal Three: Approval of the Amendment to our Certificate of Incorporation

        On February 22, 2005, our board of directors voted to approve, and to recommend to our stockholders that they approve, an amendment to our third amended and restated certificate of incorporation in order to increase the number of shares of common stock authorized for issuance from 75,000,000 to 125,000,000.

        To effect this change, the total number of shares of capital stock authorized in our certificate of incorporation would increase from 80,000,000 to 130,000,000, because we are currently authorized to issue up to 5,000,000 shares of undesignated preferred stock. We are not proposing any change to the authorized number of shares of preferred stock. Under Delaware corporate law, we are required to obtain approval from our stockholders to amend our certificate of incorporation to increase the number of shares of authorized common stock.

  Reasons for Proposal

        As of April 1, 2005, we had a total of 49,382,667 shares of common stock outstanding, and approximately 8,810,985 additional shares of common stock reserved for issuance pursuant to our stock option plans and our employee stock purchase plan. As a result, as of April 1, 2005, we had 16,806,348 shares of common stock available for future issuance in excess of the outstanding common stock and shares of common stock reserved under existing stock plans.

        Our board of directors believes that it is important to have available for issuance a number of authorized shares of common stock to meet our future corporate needs. If our stockholders approve the proposed amendment to our certificate of incorporation, the additional authorized shares would be available for issuance for any proper corporate purpose, including future acquisitions, capital-raising transactions consisting of either equity or convertible debt, stock splits, stock dividends, or issuances under current and future stock plans. The shares would be issuable at the discretion of the board, without further stockholder action except as may be required for a particular transaction by law or the rules of the NASDAQ Stock Market. The board believes that the additional shares will provide us with needed flexibility to issue shares in the future without the potential expense and delay incident to obtaining stockholder approval for a particular issuance. Except to the extent of our existing obligations on the date of mailing of this proxy statement, we do not currently have any plans, understandings or agreements for the issuance or use of the additional shares of common stock which are subject of this proposal.

  Principal Effects on Outstanding Common Stock

        Holders of common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders, and they are entitled to receive proportionally any dividends declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock. In the event of our liquidation or dissolution, holders of our common stock are entitled to share ratably in all assets remaining after payment of all debts and other liabilities, subject to the prior rights of any preferred stock then outstanding. Holders of our common stock do not have any redemption or conversion rights, and the rights, preferences and privileges of holders of our common stock could be adversely affected by the rights of holders of any series of preferred stock that we may designate and issue in the future.

        The proposed amendment to our certificate of incorporation to increase the number of shares of authorized common stock would not affect the rights of existing holders of common stock except to the extent that future issuances of common stock will reduce each existing stockholder's proportionate ownership. Holders of common stock do not have any preemptive rights to subscribe for the purchase of any shares of common stock, which means that current holders of common stock do not have a prior right to purchase any new issue of common stock in order to maintain their proportionate ownership.

        The issuance of additional shares of common stock could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from attempting to acquire, control of us. We are not aware of any attempts on the part of a third party to effect a change of control of us, and the amendment has been proposed for the reasons stated above and not for any possible anti-takeover effects it may have.

        Our board of directors believes the amendment to our certificate of incorporation is in our best interests and the best interests of our stockholders and recommends a vote FOR this proposal.

INFORMATION ABOUT CORPORATE GOVERNANCE

Corporate Governance

        We believe that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. We are mindful of the provisions of the Sarbanes-Oxley Act of

2002, the rules of the SEC, and the listing standards of The NASDAQ Stock Market, and we expect to continue to review and, when appropriate, further strengthen our corporate governance procedures in the future.

        We describe below our corporate governance structure and the key corporate governance practices that we have adopted.

Board of Directors

        Our board of directors is responsible for establishing our broad corporate policies and overseeing the management of the company. Our chief executive officer and our other executive officers are responsible for our day-to-day operations. Our board evaluates our corporate performance and approves, among other things, our corporate strategies and objectives, operating plans, major commitments of corporate resources and significant policies. Our board also evaluates and elects our executive officers.

        Our board of directors met 21 times during 2004, including regular, special and telephonic meetings. Each director who served as a director during 2004 attended at least 75% of the aggregate of: (1) the total number of board meetings held during the period of 2004 during which he was a director and (2) the total number of meetings held by all board committees on which he served during the period of 2004 during which he was a member of such committees.

Board Independence

        Under the rules of The NASDAQ Stock Market, a director will only qualify as an "independent director" if, in the opinion of our board of directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

        Our board of directors has determined that none of our directors, except Dr. Meanwell and Mr. Kelley, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an "independent director" as defined under Rule 4200(a)(15) of The NASDAQ Stock Market Marketplace Rules. Dr. Meanwell and Mr. Kelley are both employees and are therefore not independent. Only independent directors serve on our standing board committees.

Board Committees

        Our board of directors has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. The members of the committees are as follows:

Audit	Compensation	Nominating and Corporate Governance
Robert J. Hugin (Chair)	Robert G. Savage	William W. Crouse (Chair)
T. Scott Johnson	Armin M. Kessler	Armin M. Kessler
Armin M. Kessler		Robert G. Savage

        Each committee operates under a charter that has been approved by our board of directors. A current copy of the charters of the audit committee and the nominating and corporate governance committee is posted on the corporate governance section of "The Medicines Investment" on our website, www.themedicinescompany.com.

  Audit Committee

        The audit committee's responsibilities include:

  •
  appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

  •
  overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from such firm;

  •
  reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

  •
  monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

  •
  discussing our risk management policies;

  •
  establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt, retention and treatment of accounting-related complaints and concerns;

  •
  meeting independently with our independent registered public accounting firm and management; and

  •
  preparing the audit committee report required by SEC rules (which is included on page 13 of this proxy statement).

        Our board of directors has determined that all of the audit committee members are independent as defined under the rules of The NASDAQ Stock Market, including the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934.

        Our board of directors has also determined that we currently have two audit committee financial experts, Robert J. Hugin and Armin M. Kessler. In deciding whether members of our audit committee qualify as financial experts within the meaning of the SEC regulations and the NASDAQ listing standards, our board considered the nature and scope of experiences and responsibilities members of our audit committee have previously had with reporting companies.

        The audit committee met six times during 2004.

  Compensation Committee

        Our compensation committee's responsibilities include:

  •
  annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;

  •
  determining the compensation of our chief executive officer;

  •
  reviewing and approving, or making recommendations to the board with respect to, the compensation of our other executive officers;

  •
  overseeing an evaluation of our senior executives;

  •
  overseeing and administering our cash and equity incentive plans; and

  •
  reviewing and making recommendations to the board with respect to director compensation.

        The compensation committee met seven times during 2004.

  Nominating and Corporate Governance Committee

        The nominating and corporate governance committee identifies individuals qualified to become board members and recommends to the board the persons to be nominated by the board for election as directors at the annual meeting of stockholders. In addition, the nominating and corporate governance committee oversees the evaluation of the board of directors and develops corporate governance principles.

        The nominating and corporate governance committee met two times in 2004.

Director Candidates and Nomination Process

        The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and the board.

        The nominating and corporate governance committee evaluates director candidates based upon a number of criteria including:

  •
  reputation for integrity, honesty and high ethical standards;

  •
  demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to our current and long-term objectives and willingness and ability to contribute positively to our decision-making process;

  •
  commitment to understanding our business and our industry;

  •
  adequate time to attend and participate in meetings of the board of directors and its committees;

  •
  ability to understand the sometimes conflicting interests of the various constituencies of our company, which include stockholders, employees, customers, governmental units, creditors and the general public and to act in the interest of all stockholders;

  •
  demonstrated experience or skill set in particular management disciplines that complements, in the opinion of the members of the nominating and corporate governance committee, the existing members of the board of directors to provide a desirable balance; and

  •
  such other attributes, including independence, that satisfy requirements imposed by the Securities and Exchange Commission and The NASDAQ Stock Market.

        The nominating and corporate governance committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for a prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities.

        At the annual meeting, stockholders will be asked to consider the election of Elizabeth H.S. Wyatt, who has been nominated for election as a director by stockholders for the first time. Ms. Wyatt was appointed by our board as a new director in March 2005, and has been included among the board's nominees for election as a class 2 director, upon the recommendation of our nominating and corporate governance committee. Ms. Wyatt was recommended to the nominating and corporate governance committee by one of our non-management directors.

  Stockholder Nominees

        Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates. Any such proposals should be forwarded to the nominating and corporate governance committee in writing at our executive offices at 8 Campus Drive, Parsippany, New Jersey 07054 c/o Paul M. Antinori, Secretary and should include the following information:

  •
  all information relating to such candidate that is required to be disclosed pursuant to Rule 14A of the Securities Exchange Act of 1934, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected;

  •
  any information reasonably necessary to determine whether the candidate is qualified to serve on our audit committee;

  •
  the number of shares of our stock beneficially owned by such candidate, if any;

  •
  as to the stockholder proposing the candidate:

  •
  such stockholder's name and address;

  •
  the number of shares beneficially owned by such stockholder;

  •
  a description of all arrangements and understandings between each stockholder and the candidate and any other person relating to the proposal to nominate the candidate; and

  •
  a representation that such stockholder intends to appear in person or by proxy to nominate the person proposed.

        Assuming that appropriate biographical and background material has been provided in a timely basis, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the nominating and corporate governance committee.

        If our board of directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next annual meeting.

        Stockholders also have the right under our by-laws to directly nominate director candidates, without any action or recommendation on the part of the nominating and corporate governance committee or the board, by following the procedures set forth under "Information About The Annual Meeting—How and when may I submit a proposal for the 2006 annual meeting?" in this proxy statement. Candidates nominated by stockholders in accordance with the procedures set forth in our by-laws and not in accordance with procedures of the nominating and corporate governance committee described above, will not be included in our proxy card for the next annual meeting.

Code of Business Conduct and Ethics

        We have adopted a code of business conduct and ethics applicable to all of our directors and employees, including our principal executive officer, our principal financial officer and our controller. The code of business conduct and ethics is available on the corporate governance section of "The Medicines Investment" on our website, www.themedicinescompany.com.

        Any waiver of the code of business conduct and ethics for directors or executive officers, or any amendment to the code that applies to directors or executive officers, may only be made by the board of directors. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of this code of ethics by posting such information on our website, at the address and location specified above. To date, no such waivers have been requested or granted.

Stockholder Communications with the Board of Directors

        Any stockholder may contact the board of directors or a specified individual director by writing to the attention of the board of directors or a specified individual director and sending such communication to our executive offices at 8 Campus Drive, Parsippany, New Jersey 07054 c/o Paul M. Antinori, Secretary. Each communication from a stockholder should include the following information in order to permit stockholder status to be confirmed and to provide an address to forward a response if deemed appropriate:

  •
  the name, mailing address and telephone number of the stockholder sending the communication;

  •
  the number of shares held by the stockholder; and

  •
  if the stockholder is not a record owner of our securities, the name of the record owner of our securities beneficially owned by the stockholder.

        Our Secretary will forward all communications to the board of directors or individual members of the board of directors as specified in the communication.

Director Attendance at Annual Meeting

        Our board of directors has implemented a policy that all directors are expected to attend the annual meeting of stockholders. Seven of our directors attended the annual meeting of stockholders in 2004.

Compensation of Directors

  2004 Compensation

        In the year ended December 31, 2004, each of our non-employee directors who attended, either in person or by telephone, at least 75% of the meetings of the board of directors held during the year received annual compensation of $12,500. In addition, each member of our audit, compensation or nominating and corporate governance committee who attended, either in person or by phone, at least 75% of the meetings of the committee on which he served held during the year received an additional $12,500. Directors were reimbursed for expenses in connection with their attendance at board meetings.

        In addition, non-employee directors were eligible to receive stock options and other equity awards under our 2004 stock incentive plan, or 2004 plan. In May 2004, we granted each of Drs. Bell and Johnson, and Messrs. Crouse, Hugin, Kessler and Savage an option under our 2004 plan to purchase 12,500 shares of common stock at an exercise price of $32.30 per share. In May 2004, we also granted to James Thomas, a director until his resignation in February 2005, an option under our 2004 plan to purchase 12,500 shares of common stock at an exercise price of $32.30 per share. All of the options vest in 36 equal monthly installments commencing one month after the date of grant.

  2005 Compensation

        On December 14, 2004, our board of directors adopted new terms of compensation for our non-employee directors as described below. The new compensation arrangements became effective on January 1, 2005.

  Annual Retainer, Meeting Fees and Expenses

        Each of our non-employee directors will receive an annual retainer of $25,000, payable on a quarterly basis. In addition, each non-employee director will receive meeting fees of $3,000 for each meeting of the board attended in person and $500 for each meeting of the board attended by telephone. Directors will also be reimbursed for expenses in connection with their attendance at meetings of the board.

  Option Grants

        Each non-employee director will be granted non-statutory stock options under our 2004 plan to purchase:

  •
  20,000 shares of our common stock on the date of his or her initial election to the board; and

  •
  15,000 shares of our common stock on the date of each annual meeting of our stockholders, except if such non-employee director was initially elected to the board at such annual meeting.

        These options will have an exercise price equal to the closing price of our common stock on the NASDAQ National Market on the date of grant and will have a ten year term. The initial options, to purchase 20,000 shares, will vest in 36 equal monthly installments beginning on the date one month after the grant date. The annual meeting options will vest in 12 equal monthly installments beginning on the date one month after the date of grant. All vested options will be exercisable at any time prior to the first anniversary of the date the director ceases to be a director.

  Committee Service

        Each member of a committee of the board will also receive meeting fees of $1,500 for each committee meeting attended in person and $500 for each committee meeting attended by telephone. The chairman of the audit committee will receive $8,000 annually, and the chairman of each of the other standing committees of the board (currently, the compensation committee and the nominating and corporate governance committee) will receive $4,000 annually, to be paid on a quarterly basis.

Report of the Audit Committee of the Board of Directors

        The audit committee reviewed The Medicines Company's audited financial statements for the year ended December 31, 2004 and discussed these financial statements with the company's management and Ernst & Young LLP, The Medicines Company's independent registered public accounting firm. The Medicines Company's management is primarily responsible for the financial reporting process, including maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Medicines Company's independent registered public accounting firm is responsible for performing an independent audit of, and issuing a report on, those financial statements and management's assessment of the effectiveness of internal control over financial reporting. The audit committee is responsible for providing independent, objective oversight of these processes. The audit committee's duties and responsibilities do not include conducting audits or accounting reviews.

        As appropriate, the audit committee reviews and evaluates, and discusses with management, internal accounting and financial and auditing personnel and the independent registered public accounting firm, the following:

  •
  the plan for, and the independent registered public accounting firm's report on, each audit of The Medicines Company's financial statements;

  •
  The Medicines Company's financial disclosure documents, including all financial statements and reports filed with the SEC or sent to stockholders;

  •
  management's selection, application and disclosure of critical accounting policies;

  •
  changes in The Medicines Company's accounting practices, principles, controls or methodologies;

  •
  significant developments or changes in accounting rules applicable to The Medicines Company; and

  •
  the adequacy of The Medicines Company's internal control over financial reporting and accounting, financial and auditing personnel.

        The audit committee also reviewed and discussed the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with Ernst & Young. This Statement requires Ernst & Young to discuss with The Medicines Company's audit committee, among other things, the following:

  •
  methods to account for significant unusual transactions;

  •
  the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

  •
  the process used by management in formulating particularly sensitive accounting estimates and the basis for the registered public accounting firm's conclusions regarding the reasonableness of those estimates; and

  •
  disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

        Ernst & Young provided the audit committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires registered public accounting firm annually to disclose in writing all relationships that in the registered public accounting firm's professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. In addition, the audit committee discussed with Ernst & Young its independence of The Medicines Company.

        Based on its review of the audited financial statements, discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the audit committee recommended to the board of directors that the audited financial statements be included in The Medicines Company's annual report on Form 10-K for the year ended December 31, 2004. The audit committee also appointed Ernst & Young as The Medicines Company's independent registered public accounting firm for the year ending December 31, 2005.

        By the Audit Committee of the Board of Directors

        Robert J. Hugin
        T. Scott Johnson
        Armin M. Kessler

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

Compensation of Our Executive Officers

  Summary Compensation

        The following table presents summary information for the years ended December 31, 2004, 2003 and 2002, for:

  •
  our chief executive officer;

  •
  our former chief executive officer; and

  •
  our three other executive officers who were serving as of December 31, 2004.

        These five individuals are referred to collectively as our named executive officers.

Summary Compensation Table

Long-Term Compensation Awards
Annual Compensation(1)
Name And Position						Securities Underlying Options (#)	All Other Compensation ($)(2)
	Year	Salary		Bonus
Clive A. Meanwell(3) Chief Executive Officer	2004 2003 2002	$ $ $	400,000 325,000 300,000	$ $ $	180,000 250,000 180,000	100,000 125,000 123,000	$ $ $	1,170 1,065 990
David M. Stack(4) Former President and Chief Executive Officer	2004 2003 2002	$ $ $	315,000 300,000 265,000	$ $ $	157,500 150,000 115,000	— 65,000 204,000	$ $ $	1,601 1,486 1,325
John Kelley(5) President and Chief Operating Officer	2004		$26,250		$20,000	225,000		$133
Steven H. Koehler(6) Senior Vice President and Chief Financial Officer	2004 2003 2002	$ $ $	260,417 222,500 172,689	$ $ $	103,400 100,000 65,000	77,000 50,000 250,000	$ $ $	1,288 1,083 874
John D. Richards Vice President	2004 2003 2002	$ $ $	176,800 170,000 150,000	$ $ $	64,076 105,000 48,000	18,500 50,000 25,000	$ $ $	547 532 450

(1)
The aggregate amount of perquisites for each named executive officer did not exceed the lesser of $50,000 or 10% of the executive's total salary and bonus for the respective fiscal years and have been omitted in accordance with SEC rules.

(2)
The dollar amount in the "All Other Compensation" column represents life insurance premium payments made by us on behalf of the named executive officer for his benefit.

(3)
Dr. Meanwell served as our Executive Chairman from September 2001 to August 2004. In August 2004, he became our Chief Executive Officer.

(4)
Mr. Stack resigned as Chief Executive Officer and President in August 2004.

(5)
Mr. Kelley became our President and Chief Operating Officer in December 2004, at which time he received a one-time "sign-on" bonus.

(6)
Mr. Koehler became our Vice President in March 2002 and our Chief Financial Officer in April 2002.

Option Grants in 2004

        The following table summarizes information regarding options granted to each of the named executive officers during the year ended December 31, 2004. With the exception of the options granted to Mr. Kelley, options granted in 2004 to the named executive officers become exercisable in 48 equal monthly installments, commencing one month after the vesting commencement date, which is typically the grant date. The options granted to Mr. Kelley become exercisable over 48 months, with 25% of the shares covered by the option vesting 12 months after the vesting commencement date and the remainder of the shares covered by the option vesting in 36 equal monthly installments commencing one month after the first anniversary of the vesting commencement date. All options have an exercise price equal to the closing price per share of our common stock on the NASDAQ National Market on the date of grant.

        Amounts in the following table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the SEC and do not represent an estimate or projection of our future common stock prices. These amounts represent assumed rates of appreciation in the value of our common stock from the fair market value on the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of our common stock and overall stock market conditions. The amounts reflected in the following table may not be achieved.

Option Grants in Last Fiscal Year

	Individual Grants(1)
							Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number Of Securities Underlying Options Granted	Percent of Options Granted to Employees in 2004
Name				Exercise Price Per Share		Expiration Date
							5%		10%
Clive A. Meanwell	100,000	4.4%			$28.02	12/14/14		$1,762,163		$4,465,666
David M. Stack	—	—			—	—		—		—
John Kelley	225,000	10.0%			$25.25	12/1/14		$3,572,908		$9,054,449
Steven H. Koehler	30,000 47,000	1.3 2.1	% %	$ $	23.77 28.02	8/3/14 12/14/14	$ $	448,465 828,216	$ $	1,136,498 2,098,863
John D. Richards	18,500	0.8%			$28.02	12/14/14		$326,000		$826,148

(1)
The percentage of total options granted to employees in 2004 is calculated based on options granted to employees under our 1998 stock incentive plan, 2001 non-officer, non-director employee stock incentive plan and 2004 plan.

Option Exercises in 2004 and Option Values at December 31, 2004

        The following table sets forth information regarding options exercised by the named executive officers during the fiscal year ended December 31, 2004 and exercisable and unexercisable stock options held as of December 31, 2004 by each of the named executive officers.

        Amounts shown under the column "Value Realized" represent the difference between the option exercise price and the closing sale price of our common stock on the date of exercise. Amounts shown under the column "Value of Unexercised In-the-Money Options at December 31, 2004" have been calculated based on the closing sale price of our common stock on the NASDAQ National Market on December 31, 2004 of $28.80 per share, without taking into account any taxes that may be payable in connection with the transaction, multiplied by the number of shares underlying the option, less the exercise price payable for these shares.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at December 31, 2004
					Value of Unexercised In-the-Money Options at December 31, 2004
Name	Shares Acquired On Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Clive A. Meanwell	145,661	$3,717,710	424,000	259,000	$7,516,000	$1,040,100
David M. Stack	401,501	$5,026,433	40,833	95,107	$113,394	$1,406,968
John Kelley	—	—	—	225,000	—	$798,750
Steven H. Koehler	10,000	$151,800	167,500	199,500	$2,392,400	$1,535,860
John D. Richards	20,024	$453,615	42,792	72,250	$282,929	$287,893

Employment Agreements

        Dr. Meanwell serves as our Chief Executive Officer pursuant to the terms of an employment agreement dated September 5, 1996. This agreement renews automatically on a yearly basis unless either party provides written notice of non-renewal at least 90 days prior to the expiration of the then-current term. Pursuant to the terms of the agreement, Dr. Meanwell's annual compensation is determined by our board of directors. If Dr. Meanwell terminates his employment for good reason, as defined in the agreement, or if we terminate his employment other than for cause, Dr. Meanwell will be entitled to three months salary and the same health, disability and other benefits as were provided during his employment for a period ending upon the earlier of (1) three months after the date of his termination, or (2) the date upon which Dr. Meanwell commences full-time employment with a new employer. Dr. Meanwell has agreed not to compete with us during the term of his employment and for a period of one year after his termination, unless such termination is at our election or at the election of Dr. Meanwell for good reason.

        Mr. Kelley serves as our Chief Operating Officer and President pursuant to the terms of a letter agreement dated December 1, 2004. Although Mr. Kelley's employment is "at will," the letter agreement provides that he will receive an annual base salary of $315,000 and a one-time "sign-on" payment of $20,000. Mr. Kelley is eligible to receive, at the discretion of our board of directors, an annual bonus targeted to be 50 percent of his annual base salary, subject to meeting company and personal performance goals. We granted Mr. Kelley an option to purchase 225,000 shares of our common stock at an exercise price of $25.25 per share, the closing price of our common stock on December 1, 2004. The stock option vests with respect to twenty-five percent of the shares covered thereby on December 1, 2005 and with respect to the remainder of the shares in thirty-six equal monthly installments beginning January 1, 2006. If Mr. Kelley's employment is terminated without cause or for good reason or if he is terminated under certain circumstances in connection with a change of control, the stock option will continue to vest for twelve months beyond the date of termination, and Mr. Kelley will receive twelve months' base salary plus a bonus equal to the average of the preceding three years' bonuses.

        Dr. Richards serves as one of our Vice Presidents pursuant to the terms of an employment agreement dated October 16, 1997. This agreement renews automatically on a yearly basis unless either party provides written notice of non-renewal. Pursuant to the terms of the agreement, Dr. Richards' annual compensation is determined by our board of directors. If Dr. Richards terminates his employment for good reason, as defined in the agreement, or if we terminate his employment other than for cause, Dr. Richards will be entitled to three months salary and the same health, disability and other benefits as were provided during his employment for a period of three months after the date of his termination. Dr. Richards has agreed not to compete with us during the term of his employment and for a period of one year after his termination.

        Mr. Stack served as our Chief Executive Officer and President until August 2004. In August 2004, he resigned as Chief Executive Officer and President, although he remains our employee. In connection with his resignation, we entered into an amendment to Mr. Stack's employment agreement. Pursuant to the terms of the amended agreement, which expires in April 2005, Mr. Stack has such authority, duties and responsibilities as mutually agreed upon between Mr. Stack and Dr. Meanwell or our board. The amended agreement provides that from the date of his resignation until April 30, 2005, Mr. Stack will receive a base salary of $236,250 and will receive a cash bonus of $52,500 on April 30, 2005. The amendment required Mr. Stack to surrender certain stock options for cancellation and specified a cash bonus for Mr. Stack of $157,500 for 2004. Mr. Stack has agreed not to compete with us during the term of his employment agreement.

Report of the Compensation Committee on Executive Compensation

        The compensation committee of the board of directors is responsible for reviewing and establishing compensation policies and practices with respect to The Medicines Company's executive officers, including the named executive officers, and setting the compensation levels for these individuals. The compensation committee also reviews and approves corporate goals and objectives relevant to compensation levels, administers The Medicines Company's stock plans, grants stock options to The Medicines Company's employees, including the named executive officers, and reviews and makes recommendations to the board with respect to management succession planning.

  Compensation Philosophy

        The compensation committee seeks to achieve three broad goals in connection with The Medicines Company's executive compensation programs and decisions regarding individual compensation. First, the compensation committee structures executive compensation programs in a manner that the committee believes will enable The Medicines Company to attract, motivate and retain executives who are capable of leading The Medicines Company in achieving its business objectives. Second, the compensation committee establishes compensation programs that are designed to reward executives for the achievement of specified business objectives of The Medicines Company as a whole and/or the individual executive's particular business unit. By tying compensation in part to particular goals, the compensation committee believes that a performance-oriented environment is created for The Medicines Company's executives. Finally, The Medicines Company's executive compensation programs are intended to provide executives with an equity interest in The Medicines Company so as to link a portion of executives' compensation with the performance of The Medicines Company's common stock.

        The compensation programs for The Medicines Company's executives established by the compensation committee consist of three elements based upon the goals described above: base salary, annual cash bonus and stock options granted under our 1998 stock incentive plan or 2004 plan. On an annual basis, the committee establishes an annual base salary for each executive and, when appropriate, awards cash bonuses and stock options to executives as a way to reward good performance and to incentivize continued improvement in performance.

  Compensation in 2004

        The compensation committee engaged an employment compensation consulting firm to provide advice with respect to the compensation of The Medicines Company's executive officers and other employees. The consultants analyzed the compensation levels of executive officers of a peer group of companies for the most recently completed fiscal years, and then provided and discussed statistical information with the compensation committee. The compensation committee considered this information in reviewing executive compensation and, in particular, establishing salaries for 2004 and bonuses payable for 2004 in order to advance the compensation committee's philosophy of compensating The Medicines Company's executive officers at competitive levels.

        The compensation committee also reviewed business objectives of The Medicines Company for 2004, assessed overall performance of The Medicines Company with respect to those business objectives and considered the performance of individual executives relative to individualized objectives. In particular, in considering the three elements of compensation as a whole, the compensation committee focused on:

  •
  financial performance of The Medicines Company, including revenue and earnings per share growth;

  •
  operating performance of The Medicines Company, including increase use of Angiomax by existing hospital customers, as well as penetration to new hospitals;

  •
  achievements with respect to development milestones, business development activities, commercialization goals;

  •
  challenges of managing a company experiencing rapid growth;

  •
  company size and complexity; and

  •
  stock price appreciation.

        Base Salary.    The minimum base salaries of our executive officers with employment agreements are established in those employment agreements. Subject to these minimums, salary levels of these executives are reviewed and normally adjusted annually. Base salaries of our executive officers without employment agreements are also reviewed and normally adjusted annually. In establishing base salaries for executives for 2004, the compensation committee considered the compensation of executive officers that had comparable qualifications, experience and responsibilities at companies in similar businesses of comparable size and success, including information provided by consultants engaged by the compensation committee. The compensation committee also considered the recommendations of the Chairman and Chief Executive Officer as to the compensation of the other executive officers, the historic salary levels of the individual and the nature of the individual's responsibilities, and compared the individual's base salary with those of The Medicines Company's other executives. To the extent determined to be appropriate in establishing base salaries of The Medicines Company's executives for 2004, the compensation committee also considered general economic conditions and The Medicines Company's financial and operating performance in 2003.

        Cash Bonuses.    Although cash bonuses are not based on strict formulas, the compensation committee generally links them to the achievement of specified company and/or business unit performance objectives. The amount of the bonus paid, if any, varies among the executive officers and key managers depending on their success in achieving individual performance goals and their contribution to the achievement of corporate performance goals. Based on these criteria, and in light of The Medicines Company's achievement of significant growth in both revenue and income, as well as achievement of regulatory approval of Angiox and initial sales in Europe and significant progress in several late-stage clinical trials, most executives received a cash bonus for 2004. Each bonus was paid in 2005.

        Equity-Based Compensation.    Stock option grants in 2004 were designed to link the overall compensation of an executive officer receiving such awards with his performance, in light of all other current and past compensation received by such executive officer, including the number and price of options held by the executive officer. Such grants, as a result of the applicable vesting arrangements, also serve as a means for The Medicines Company to retain the services of these individuals. In December 2004, the compensation committee granted options to our then serving named executive officers based on these criteria. The compensation committee also granted stock options to Mr. Koehler for the purchase of 30,000 shares of common stock in August 2004 upon his promotion to Senior Vice President in light of his increased responsibilities. Upon joining The Medicines Company in December 2004 as President and Chief Operating Officer, Mr. Kelley received stock options for the purchase of 225,000 shares of common stock, based on the compensation committee's assessment of competitive levels for other executives in the pharmaceutical industry. Twenty-five percent of Mr. Kelley's stock options vest on December 1, 2005 and the remainder of the stock options vests in thirty-six equal monthly installments beginning January 1, 2006.

        CEO Compensation.    For the first seven months of 2004, The Medicines Company had two principal executive officers: Clive A. Meanwell, who served as Executive Chairman, and David M. Stack, who served as Chief Executive Officer and President. In August 2004, Mr. Stack resigned as Chief Executive Officer and President, and Dr. Meanwell assumed those offices.

        The compensation committee established compensation levels for 2004 for Dr. Meanwell and Mr. Stack using the same principles applied to all of the executives of The Medicines Company. For 2004, the compensation committee established annual base salaries of $400,000 for Dr. Meanwell and $315,000 for Mr. Stack, each of which were established based upon The Medicines Company's significant accomplishments during 2003, including increased revenues, regulatory approval of the Chemilog manufacturing process, launch of three Phase III clinical trials, the in-licensing of cangrelor and an expansion of the company's sales force. The compensation committee also considered an analysis of comparable public companies' chief executive officer's compensation and the contributions of Dr. Meanwell and Mr. Stack to the company's achievements in 2003.

        In December 2004, Dr. Meanwell was awarded a cash bonus of $180,000, and stock options to purchase 100,000 shares of common stock, based on The Medicines Company's overall performance during 2004 and his contribution to that performance The Medicines Company's actual performance for 2004 exceeded expected levels, and included revenue growth of 69%, the company's first full year of profitability and progress in several late-stage clinical trials. The compensation committee also weighed Dr. Meanwell's increase in duties and responsibilities following the resignation of Mr. Stack.

        In August 2004, in connection with Mr. Stack's resignation, The Medicines Company entered into an amendment to Mr. Stack's employment agreement. The amended agreement, which expires in April 2005, provided that Mr. Stack would receive a cash bonus of $157,500 for 2004, based on his contributions to the achievement of corporate goals. This bonus was paid in 2005. Mr. Stack was not awarded any stock options during 2004, and the amendment to his employment agreement required Mr. Stack to surrender for cancellation certain stock options that he had previously been granted.

  Compliance with Internal Revenue Code Section 162(m)

        Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a federal income tax deduction to public companies for certain compensation in excess of $1 million paid to the company's chief executive officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The compensation committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the long-term incentive compensation granted to The Medicines Company's executive officers through option issuances under The Medicines Company's plans in a manner that is intended to avoid disallowance of deductions under Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under The Medicines Company's plans will be treated as qualified performance-based compensation under Section 162(m). In addition, the compensation committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the compensation committee believes such payments are appropriate and in the best interests of the company and its stockholders, after taking into consideration changing business conditions and the performance of its employees.

        By the Compensation Committee of the Board of Directors

        Armin M. Kessler
        Robert G. Savage

Compensation Committee Interlocks and Insider Participation; Certain Relationships and Related-Party Transactions

        Messrs. Kessler and Savage and James Thomas, a former director, served on the compensation committee throughout 2004. In December 2004, we entered into a consulting agreement with Strategic Imagery LLC, a consulting company owned by Mr. Savage. Under the terms of the consulting agreement, Mr. Savage agreed to provide consulting services to us from time to time on organizational development and senior management coaching. The initial term of the consulting agreement is one year and is subject to renewal for successive periods upon further agreement of the parties. Either party may terminate the consulting agreement at any time upon 30 days written notice. During 2004, we paid Strategic Imagery LLC an aggregate of $2,500 pursuant to the consulting agreement. We do not expect payments pursuant to the consulting agreement to exceed $60,000 in 2005.

        None of Messrs. Kessler, Savage or Thomas has ever been an officer or employee of our company. None of our executive officers has served as a director or member of the compensation committee, or other committee serving an equivalent function, of any other entity, one of whose executive officers served as one of our directors or as a member of our compensation committee.

OTHER INFORMATION

Principal Stockholders

        The following table presents information we know regarding the beneficial ownership of our common stock as of January 31, 2005 for each person, entity or group of affiliated persons whom we know to beneficially own more than 5% of our common stock. The table also sets forth such information for our directors and named executive officers, individually, and our directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated by footnote, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Common stock purchase warrants and options to purchase shares of common stock that are exercisable within 60 days of January 31, 2005 are deemed to be beneficially owned by the person holding such options for the purpose of computing ownership of such person, but are not treated as outstanding for the purpose of computing the ownership of any other person. Applicable percentage of beneficial ownership is based on 48,750,034 shares of common stock outstanding as of January 31, 2005.

        Unless otherwise indicated in the footnotes, the address of each of the individuals named below is: c/o The Medicines Company, 8 Campus Drive, Parsippany, New Jersey 07054.

Beneficial Owner:	Number of Shares Beneficially Owned	Percentage Beneficially Owned
Wellington Management Company, LLP(1)	6,687,270	13.7%
BB Biotech AG(2)	4,584,152	9.4%
T. Rowe Price Associates, Inc.(3)	3,739,210	7.7%
Sectoral Asset Management, Inc.(4)	3,489,860	7.2%
Franklin Resources, Inc.(5)	2,974,800	6.1%
Barclays Global Investors, N.A (6)	2,427,557	5.0%
Clive A. Meanwell(7)	487,446	1.0%
David M. Stack(8)	54,750	*
John Kelley(9)	—	*
Steven H. Koehler(10)	188,063	*
John D. Richards(11)	56,674	*
Leonard Bell(12)	36,302	*
William W. Crouse(13)	18,784	*
Robert J. Hugin(14)	18,784	*
T. Scott Johnson(15)	70,985	*
Armin M. Kessler(16)	108,012	*
Robert G. Savage(17)	18,784	*
James E. Thomas(18)	108,502	*
All directors and executive officers as a group (12 persons)(19)	1,112,336	2.3%

*
Represents beneficial ownership of less than 1%.

(1)
Includes shares owned by various investors for which Wellington Management Company, LLP serves as investment advisor with shared power to direct investments and/or to vote the shares. The shares were acquired by Wellington Trust Company, NA, a wholly owned subsidiary of Wellington Management Company, LLP. The address of Wellington Trust Company, NA and Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109. This

  information is based on a Schedule 13G/A filed by Wellington Management Company, LLP with the SEC on February 14, 2005.

(2)
Consists of 4,584,152 shares owned directly by BB Biotech AG with respect to which BB Biotech AG, and Biotech Target N.V. share voting and dispositive power. Biotech Target N.V. is a wholly owned subsidiary of BB Biotech AG. The address of Biotech Target N.V. is De Ruyterkade 62, Willemstad, Curacao, Netherlands Antilles. This information is based on a Schedule 13G/A filed by BB Biotech AG on behalf of Biotech Target N.V. with the SEC on March 22, 2005.

(3)
Includes shares owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. serves as investment advisor with power to direct investments and/or sole power to vote the shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates, Inc. is deemed to be a beneficial owner of such shares; however, T. Rowe Price Associates, Inc. expressly disclaims that it is, in fact, the beneficial owner of such shares. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202. This information is based on a Schedule 13G/A filed by T. Rowe Price Associates, Inc. with the SEC on February 11, 2005.

(4)
Consists of shares for which Sectoral Asset Management, Inc. has or shares dispositive power and/or voting power in its capacity as an investment adviser. Jérôme G. Pfund and Michael L. Sjöström are the sole shareholders of Sectoral Asset Management, Inc. Jérôme G. Pfund, Michael L. Sjöström and Sectoral Asset Management, Inc. disclaim beneficial ownership of shares owned by Sectoral Asset Management, Inc. The address of Sectoral Asset Management is 2120-1000 Sherbrooke St., West Montreal PQ H3A 3G4 Canada. This information is based on a Schedule 13G/A filed with the SEC on February 14, 2005.

(5)
Includes shares owned by various open or closed-end investment companies or other managed accounts for which direct and indirect subsidiaries of Franklin Resources, Inc., including Franklin Advisers, Inc. and Franklin Templeton Portfolio Advisors, Inc., serve as investment advisors with sole power to direct the investments and/or vote the shares. Charles B. Johnson and Rupert H. Johnson each own in excess of 10% of the outstanding common stock of Franklin Resources, Inc. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Franklin Resources, Inc., Franklin Advisers, Inc., Franklin Templeton Portfolio Advisors, Inc., Charles B. Johnson and Rupert H. Johnson may be deemed to be the beneficial owner of such shares; however, Franklin Resources, Inc., Franklin Advisers, Inc., Franklin Templeton Portfolio Advisors, Inc., Charles B. Johnson and Rupert H. Johnson expressly disclaim beneficial ownership of shares owned by affiliates of Franklin Resources, Inc. The address of Franklin Resources, Inc. is One Franklin Parkway, San Mateo, CA 94403. This information is based on a Schedule 13G filed with the SEC on February 14, 2005.

(6)
Includes shares held by Barclays Global Investors, N.A. in trust accounts for the economic benefit of the beneficiaries of those accounts and for which Barclays Global Investors, N.A. has sole dispositive and voting power. The address of Barclays Global Investors, N.A. is 45 Freemont Street, San Francisco, CA 94105. This information is based on a Schedule 13G filed with the SEC on February 14, 2005.

(7)
Includes warrants to purchase 33,796 shares and options to purchase 433,689 shares. Excludes 550,923 shares subject to pre-paid variable forward sales contracts, pursuant to which Dr. Meanwell pledged a total of 550,923 shares to secure future obligation to deliver a maximum of 350,000 shares in February 2006, 100,000 shares in August 2006 and 100,923 shares in February 2007.

(8)
Consists of options to purchase 54,750 shares. Mr. Stack resigned as our Chief Executive Officer and President in August 2004.

(9)
Mr. Kelley became our President and Chief Operating Officer in December 2004 and a member of our board of directors in February 2005.

(10)
Includes options to purchase 186,063 shares.

(11)
Includes options to purchase 49,574 shares.

(12)
Consists of options to purchase 36,302 shares.

(13)
Consists of options to purchase 18,784 shares.

(14)
Consists of options to purchase 18,784 shares.

(15)
Includes 5,000 shares held by Dr. Johnson as trustee and options to purchase 21,702 shares held by Dr. Johnson.

(16)
Includes 3,000 shares held by Mr. Kessler's wife, warrants to purchase 33,796 shares held by Mr. Kessler and options to purchase 36,302 shares held by Mr. Kessler.

(17)
Consists of options to purchase 18,784 shares.

(18)
Includes options to purchase 36,302 shares. Mr. Thomas resigned as a director on February 22, 2005.

(19)
Excludes shares beneficially owned by Mr. Stack and 550,923 shares subject to Dr. Meanwell's variable forward sales contracts described above. Elizabeth Wyatt joined our board of directors on March 30, 2005, as of which time she did not beneficially own any shares of our common stock.

Comparative Stock Performance

        The following graph compares the cumulative total stockholder return on our common stock for the period from August 8, 2000, the date of our initial public offering, through December 31, 2004 with the cumulative total return on The NASDAQ Stock Market (U.S.) Index and The NASDAQ Biotechnology Stocks Total Return Index. The comparison assumes $100.00 was invested on August 8, 2000 in our common stock and on July 31, 2000 in each of the above indices, and assumes reinvestment of dividends.

COMPARISON OF 53 MONTH CUMULATIVE TOTAL RETURN
AMONG THE MEDICINES COMPANY, THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ BIOTECHNOLOGY INDEX

	Cumulative Total Return
	8/00	12/00	12/01	12/02	12/03	12/04
THE MEDICINES COMPANY	100.00	94.52	53.44	73.87	135.84	132.79
NASDAQ STOCK MARKET (U.S.)	100.00	70.84	53.44	31.02	45.07	47.60
NASDAQ BIOTECHNOLOGY	100.00	94.40	76.25	42.41	59.49	61.73

        In accordance with the rules of the SEC, cumulative total return data for our common stock is based on the closing sale price of our common stock on The NASDAQ National Market of $21.69 per share on August 8, 2000, rather than the initial public offering price of $16.00 per share.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than ten percent of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities. Based solely on our review of copies of reports filed by the reporting persons furnished to us, or written representations from reporting persons, we believe that during 2004, the reporting persons complied with all Section 16(a) filing requirements, other than one late filing by Clive Meanwell, one late filing by John Richards and two late filings by Steven Koehler. Each of these late filings reported one transaction.

Householding of Annual Meeting Materials

        Some banks, brokers and other record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement and annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: The Medicines Company, 8 Campus Drive, Parsippany, New Jersey 07054, Attention: Investor Relations, (973) 656-1616. If you would like to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

        Our board hopes that stockholders will attend the meeting. Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope. Prompt response will greatly facilitate arrangements for the meeting and your cooperation will be appreciated. Stockholders who attend the meeting may vote their stock personally after delivery of written revocation of their proxy to the corporate secretary.

                      By order of the Board of Directors,

                      Paul M. Antinori
                      Secretary

April            , 2005

PRELIMINARY COPY

THE MEDICINES COMPANY

Proxy for the Annual Meeting of Stockholders To Be Held May 25, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                The undersigned hereby revoke(s) all prior proxies and appoint(s) Clive A. Meanwell, John P. Kelley and Steven H. Koehler (the “proxy holders”), and each of them, attorneys of the undersigned, with power of substitution in them and each of them, for and in the name(s) of the undersigned to (1) attend the Annual Meeting of Stockholders (the “Meeting”) of The Medicines Company (the “Company”) to be held at the principal executive offices of the Company, 8 Campus Drive, Parsippany, New Jersey 07054, at 10:00 a.m. (local time), on Wednesday, May 25, 2005, and any adjourned sessions thereof, and (2) vote and otherwise act upon the following matters in respect of all shares of common stock of the Company that the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present. Each of the following matters is proposed by the Company, and none of the matters is related to or conditioned on the approval of the other matters.

                In their discretion, the proxy holders are authorized to vote on such other matters as may properly come before the Meeting or any adjournment thereof.

SEE REVERSE SIDE	CONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

Please Mark Here for Address Change or Comments SEE REVERSE SIDE The Board of Directors recommends a vote FOR all director nominees.		☐
1. Elect three class 2 directors for terms to expire at the 2008 annual meeting of stockholders. Nominees:	FOR all nominees listed (except as indicated to the contrary below) ☐	WITHHOLD AUTHORITY to vote for all nominees listed ☐
01 Clive A. Meanwell 02 Robert J. Hugin 03 Elizabeth H.S. Wyatt
(Instructions: To withhold authority to vote for one or more individual nominees, write the name(s) of the nominee(s) on the line provided below.)
__________________________________________________________ The Board of Directors recommends a vote FOR proposals two and three.
2. Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2005.	FOR ☐	AGAINST ☐	ABSTAIN ☐
3. Approve the amendment to the Company’s certificate of incorporation to increase the authorized number of shares of common stock.	FOR ☐	AGAINST ☐	ABSTAIN ☐
	MARK HERE IF YOU PLAN TO ATTEND THE MEETING		☐

If this proxy is properly executed, the shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any of the director nominees or proposals specified above, this proxy will be voted “FOR” such director nominee or proposal.

Attendance of the undersigned at the Meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

Signature__________________________ Signature _____________________Date________________

Note:  The signature(s) on this proxy should correspond exactly with the stockholder’s name as printed above and to the left. In the case of joint tenants, co-executors or co-trustees, both should sign. When signing as attorney, executor, administrator, trustee, guardian, authorized officer or other fiduciary, please give your full title as such.

FOLD AND DETACH HERE

QuickLinks

THE MEDICINES COMPANY 8 Campus Drive Parsippany, New Jersey 07054 NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS
TABLE OF CONTENTS
THE MEDICINES COMPANY 8 Campus Drive Parsippany, New Jersey 07054 PROXY STATEMENT For our Annual Meeting of Stockholders to be held on May 25, 2005
INFORMATION ABOUT THE ANNUAL MEETING
DISCUSSION OF PROPOSALS
INFORMATION ABOUT CORPORATE GOVERNANCE
INFORMATION ABOUT OUR EXECUTIVE OFFICERS
Summary Compensation Table
Option Grants in Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
OTHER INFORMATION
COMPARISON OF 53 MONTH CUMULATIVE TOTAL RETURN AMONG THE MEDICINES COMPANY, THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE NASDAQ BIOTECHNOLOGY INDEX